EXHIBIT 10.1

JOYO.COM LIMITED

2004 SHARE OPTION PLAN

ARTICLE 1

PURPOSE

The purpose of this Plan is to:

(a)	to align the interests of the employees with the performance of the business of the Company and its Subsidiaries;

(b)	to provide additional incentives to the employees to continue their services for the Company and its Subsidiaries; and

(c)	to attract and retain the best available persons to positions of responsibility with the Company and its Subsidiaries.

This Plan is intended to replace any other share option plan that the Company may previously have had in place.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan:

“Administrator” means the Board or the Committee administering the Plan under Article 3.

“Applicable Laws” means the requirements relating to the administration of share option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the regulations or rules of any share exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

“Board” means the board of directors of the Company.

“Cashless Exercise” means the mechanism described in Article 11.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means a committee appointed by the Board in accordance with Article 3.

“Company” means Joyo.com Limited, a company registered under the laws of the British Virgin Islands.

“Date of Grant” means the effective date on which an option is awarded to an employee as set out in the employee’s Option Agreement.

“Effective Date” means the date the Plan was approved and adopted by the Board.

“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)	if the Shares are listed on any established share exchange or national market system, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	in the absence of an established market for the Shares, its Fair Market Value shall be determined in good faith by the Administrator.

“Incentive Share Option” means Option which is intended to qualify as an incentive share option under Section 422 of the Code.

“Non-statutory Share Option” means an Option which is not intended to qualify as an Incentive Share Option.

“Option” means a share option granted under the Plan to purchase shares of the Company.

“Option Agreement” means the agreement between the Company and an Optionee evidencing the terms and conditions of the individual grant of an Option.

“Option Period” means the period during which an Option may be exercised commencing on the date when the Option vests in the Optionee and ending when the Option expires or is terminated in accordance with the Plan or the Option Agreement.

“Optionee” means the holder of an outstanding Option.

“Plan” means this 2004 Joyo.com Limited Share Option Plan, as amended from time to time.

“Shares” means the common shares of the Company having a par value of US $0.01.

“Subsidiary” means any entity in which the Company owns or controls directly or indirectly 50% or more of the total combined voting power of all classes of shares or other securities in such entity (including without limitation Beijing Shenzhou Joyo Science & Technology Development Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China; Beijing Century Joyo Information Technology Co., Ltd.; Beijing Century Joyo Courier Service Co., Ltd.), and “Subsidiaries” means all of such entities.

ARTICLE 3

ADMINISTRATION

(a)

The Plan shall be administered by the Board or a Committee appointed by the Board which shall consist of not less than two members from the Board or the Company’s compensation committee for the purpose of administering the Plan. If no Committee is appointed, the Board shall have the powers described in this Article.

(b)	Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy in the membership of the Committee may be filled by appointment by the Board. The Committee shall select one of its members to act as its Chairman and shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum, and any decision of a majority of the members of the Committee present at a meeting at which a quorum has formed shall be a decision of the Committee.

(c)	Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the employees to whom Options may from time to time be granted;

(iii)	to determine the number of Shares to be the subject of each Option granted;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), vesting acceleration, and any restriction or limitation regarding any Option or the Shares relating thereto, in each case based on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to prescribe, amend and rescind rules, regulations and procedures relating to the Plan; and

(vii)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

ARTICLE 4

ELIGIBILITY

(a)	Any director, employee or consultant of the Company or any of its Subsidiaries whose judgment, initiative and efforts contributed or may be expected to contribute to the performance of the Company is eligible to participate in the Plan. The adoption of this Plan shall not be deemed to give any director, employee or consultant of the Company any right to be granted an Option except as may be evidenced by an Option Agreement executed on behalf of the Company.

(b)	Non-statutory Share Options may be granted to directors, employers and consultants of the Company and its Subsidiaries. Incentive Share Options may only be granted to employees of the Company and its Subsidiaries.

ARTICLE 5

SHARES SUBJECT TO PLAN

Subject to the provision of Article 18, the maximum aggregate number of Shares which may be subject to Options granted under the Plan is Forty Six Million One Hundred Fifty Three Thousand Eight Hundred and Forty Six (46,153,846) Shares. Shares which are the subject of Options granted under the Plan may be made available from either authorized but unissued Shares or Shares held by the Company in its treasury. Shares which are the subject of Options which have expired, terminated or become unexercisable shall become available for future grant under the Plan. However, Shares that have actually been issued under the Plan, upon the exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

ARTICLE 6

GRANT OF OPTIONS

(a)	Options granted under the Plan may be Incentive Share Options or Non-statutory Share Options as determined by the Administrator at the time of grant.

(b)	Unless the Administrator otherwise determines, the grant of Options (if any) shall be made on an annual basis on or around July 1 in each calendar year. Employees who commence employment with the Company on or before June 30 in a calendar year shall be eligible for the grant of options on July 1 in that calendar year. Employees who commence employment with the Company after June 30 in a calendar year shall be eligible for the grant of options on July 1 of the next calendar year.

(c)	The grant of Options shall be evidenced by Option Agreements executed on behalf of the Company setting forth the total number of Shares subject to the Option, the exercise price, the term of the Option, the Date of Grant, and such other terms and conditions as approved by the Administrator.

(d)	The Plan shall be submitted to the Company’s shareholders for approval. Prior to obtaining shareholders approval, the Administrator may grant Options under the Plan which shall only become effective upon obtaining such approval.

ARTICLE 7

EXERCISE OF OPTIONS

(a)	An Option shall be exercised, in whole or in part, by delivery of an exercise notice which shall state the number of Shares with respect to which the Option is being exercised and be signed by the Optionee. The Exercise Notice shall be accompanied by the payment of the aggregate exercise price for the number of Shares with respect to which the Option is being exercised.

(b)

Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee shall not have the right to vote or receive dividends or any other rights as a shareholder with respect to the Shares, notwithstanding the exercise of the

Option. No adjustment will be made for any dividends or other similar rights declared prior to the issue of the Shares.

(c)	The Administrator may determine that, upon the grant of an Option or the exercise of an Option by an Optionee, the Option or Shares (as the case may be) be issued and delivered to a trustee or escrow agent appointed by the Company to hold on behalf of the Optionee. Beneficial ownership of the Option or Shares (as the case may be) shall remain with the Optionee. The trustee shall act in accordance with the Optionee’s instructions in respect of the exercise of the Option and/or the sale of the Shares. The Optionee may elect to keep any proceeds from the sale of the Shares in the Optionee’s account under the trust or escrow arrangement or to have the proceeds distributed to the Optionee pursuant to such channels as the Company reasonably determines appropriate.

ARTICLE 8

LIMITATION ON EXERCISES

(a)	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall, at the discretion of the Administrator, be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant to the Company in writing that the Shares are being acquired only for investment and not with a view to sale or distribution of such Shares.

(c)	Notwithstanding the designation of an Option in the relevant Option Agreement as an Incentive Share Option, if the aggregate Fair Market Value of the Shares in respect of the Incentive Share Option exercised by an Optionee exceeds US$100,000 in any calendar year, such Incentive Share Option shall be treated as a Non-statutory Share Option.

ARTICLE 9

EXERCISE PRICE

(a)	Subject to the provisions of this Article, the per share exercise price for the Shares to be issued upon the exercise of an Option shall be such price as is determined by the Administrator.

(b)	In the case of an Incentive Share Option, the exercise price shall not be less than 100% of the Fair Market Value per share of the Shares on the Date of Grant.

(c)	In the case of an Incentive Share Option granted to an employee who owns shares representing more than 10% of the voting power of all classes of shares of the Company, or its Subsidiaries, the exercise price shall be no less than 110% of the Fair Market Value per share of the Shares on the Date of Grant.

ARTICLE 10

PAYMENT

The exercise price to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration, at the discretion of the Administrator, may consist of:

(a)	cash;

(b)	check;

(c)	promissory note;

(d)	other Shares which: (i) in the case of Shares acquired by the exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender; and (ii) have a Fair Market Value on the date of surrender equal to the exercise price; or

(e)	consideration received by the Company under a Cashless Exercise implemented by the Company in accordance with the Plan.

ARTICLE 11

CASHLESS EXERCISE

Where an Optionee exercises his Option and elects not to pay the exercise price in cash, the Administrator may, in its absolute discretion, substitute his right to acquire the number of Shares which is the subject of the Option being exercised with a payment of a cash sum (in full and final satisfaction of such right) equal to the Fair Market Value of those Shares less the exercise price that would otherwise have been payable.

ARTICLE 12

OPTION PERIOD

The Option Period of, each Option shall begin and terminate on the dates specified by the Administrator in the relevant Option Agreement, but shall not terminate later than ten (10) years from the Date of Grant. No Option granted under the Plan may be exercised at any time after the expiry of the Option Period.

ARTICLE 13

TERMINATION OF EMPLOYMENT

In the event an Optionee shall cease to be employed by the Company or its Subsidiaries, such Optionee may only exercise his Option as follows:

(a)

In the event of termination of employment as the result of the death of the Optionee the Option may be exercised for a period of one (1) year after the Optionee’s death or until the expiry of the Option Period, whichever is earlier, to the extent of the outstanding portion of the Option which has vested but is unexercised as of the date of the Optionee’s death. Such Option may only be exercised by the personal representative of the Optionee’s estate or by any successor who has acquired the right to exercise the Option under a will or the laws of succession.

(b)	In the event of termination of employment as the result of a total and permanent disability which prevents the Optionee from performing his duties, the Option may be exercised by the Optionee or his guardian for a period of six (6) months after such termination or until the expiry of the Option Period, whichever is earlier, to the extent of the outstanding portion of the Option which has vested but is unexercised on the date of such termination.

(c)	In the event of termination of employment for reasons other than as set forth in subparagraphs (a) and (b) above, the Option may be exercised by the Optionee for a period of ninety (90) days after such termination or until the expiry of the Option Period, whichever is earlier, to the extent of the outstanding portion of the Option which has vested but is unexercised on the date of such termination.

ARTICLE 14

NON-ASSIGNABILITY

Except as otherwise specifically provided herein, an Option granted to an Optionee shall not be transferred, sold, assigned, pledged or otherwise disposed of other than by will or by the laws of succession. Except as otherwise specifically provided herein, an Option may only be exercised, during the lifetime of the Optionee. If the Optionee attempts to transfer, sell, assign, pledge or otherwise dispose of his Option, except as provided for in this Plan, the Administrator may terminate the Option by notice to the Optionee, and such Option shall become null and void.

ARTICLE 15

RIGHT OF FIRST REFUSAL

(a)	If the Optionee intends to transfer, sell, pledge or otherwise dispose of any Shares which he receives pursuant to the exercise of an Option, the Company shall have a right of first refusal to purchase (either itself or using a nominee) such Shares. Prior to such disposal, the Optionee shall first deliver to the Company a written notice (“Notice”) stating: (i) the Optionee’s intention to transfer such Shares; (ii) the name of each proposed transferee; (iii) the number of Shares to be transferred (“Sale Shares”); and (iv) the cash price or other consideration for which the Optionee proposes to transfer the Sale Shares (“Offered Price”), and the Optionee shall offer the Sale Shares at the Offered Price to the Company (or its nominee).

(b)	Within thirty (30) days after receipt of the Notice, the Company or its nominee may, by written notice to the Optionee, elect to purchase all, but not less than all, of the Sale Shares at the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of the Company in good faith.

(c)

If the Company does not exercise its right of first refusal within the stipulated time, the Optionee shall be entitled to transfer such Sale Shares at a price not lower than the Offered Price, provided that such transfer is consummated within sixty (60) days after the date of the Notice, and provided further that the Optionee has procured the proposed transferee to execute a written undertaking, in a form satisfactory to the Board, in favor of the Company to be bound by a restriction on the transfer of shares substantially similar to that set out in this Article.

(d)	The Company’s right of first refusal under this Article shall cease to have effect immediately prior to the initial public offering of the Company’s Shares on any internationally recognized stock exchange or similar trading system.

ARTICLE 16

AMENDMENT OR DISCONTINUANCE

The Plan may be amended or discontinued by the Board without the approval of the shareholders of the Company. No amendment may adversely affect an outstanding Option without the consent of the Optionee.

ARTICLE 17

TERM

Unless sooner terminated by a resolution of the Board, the Plan will terminate on the tenth (10th) anniversary of the Effective Date, but Options granted before the termination of the Plan will continue to be effective in accordance with their terms and conditions.

ARTICLE 18

RECAPITALIZATION, MERGER AND CONSOLIDATION

(a)	The number of Shares available under the Plan, the number of Shares deliverable upon the exercise of Options granted under the Plan, and the exercise price per share payable upon exercise of the Options, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision, consolidation of shares, the payment of a share dividend or any other increase or decrease in the number of issued shares, effected without receipt of consideration by the Company. No fractional shares shall be issued under the Plan and the Optionee shall receive from the Company cash in lieu of such fractional shares resulting from any such adjustment.

(b)

In the event of (i) a merger or consolidation of the Company with or into any other corporation (but excluding any transactions in which the shareholders of the Company immediately prior to such transactions control, immediately after consummation of the transactions, more than fifty (50%) of the voting power of the surviving entity), or (ii) a sale of all or substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the Options, the Option shall fully vest in the Optionee and the Optionee shall have the right to exercise the Option as to all of the Shares subject to the Option, including Shares which would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share subject to the Option, the consideration (whether shares, cash, or other securities or property) received in the merger or sale of assets by holders of Shares on the completion of the transaction.

(c)	The issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options granted under this Plan.

ARTICLE 19

LIQUIDATION OR DISSOLUTION

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed action. The Administrator in its discretion may provide for an Optionee’s Option to vest immediately and for the Optionee to have the right to exercise his Option at any time until fifteen (15) days prior to the completion of such action as to all of the Shares covered under such Option. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

ARTICLE 20

NO RIGHT TO CONTINUED EMPLOYMENT

Nothing in the Plan or the grant of any Option confers upon any employee the right to continue in the employ of the Company or its Subsidiaries or interferes with or restricts in any way the right of the Company or its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

ARTICLE 21

INDEMNIFICATION OF BOARD AND COMMITTEE

No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. This obligation shall survive any termination of this Plan.

ARTICLE 22

DISQUALIFYING DISPOSITION

If Shares acquired upon the exercise of an Incentive Share Option are disposed of by an Optionee prior to the expiration of either: (i) two (2) years from the Date of Grant, or (ii) one (1) year from the transfer of shares to the Optionee pursuant to the exercise of such Option, or (iii) in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable (and in any event not later than five (5) days) of the date and terms of such disposition. A disqualifying disposition by an Optionee shall not affect the status of any other Option granted under the Plan as an Incentive Share Option.

ARTICLE 23

TAX REQUIREMENTS

The Company shall have the right to deduct from all amounts paid in cash any taxes required by any tax authority having competent jurisdiction over the Company to be withheld with respect to such cash payments. The employee receiving Shares issued upon exercise of any Option shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares. Such payments shall be made prior to the delivery of any certificate representing such Shares. Such payment may be made in cash, by check, or by the company withholding a number of shares to be issued upon the exercise of the Option having an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof.

ARTICLE 24

GOVERNING LAW.

This Plan shall be interpreted and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the Effective Date pursuant to prior action taken by the Board.

JOYO.COM LIMITED

By:	Lei Jun
Title:	Chairman of the Board of JOYO.COM limited

Signature:	/s/ Lei Jun